UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 14, 2012

DRS, Inc.
 (Exact name of registrant as specified in its charter)

Nevada		20-5914452
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4004 NE 4th St., Suite 107-315, Renton, WA	98056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code(206) 920-9104

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On February 10, 2012, the Board of Directors, unanimously determined to cease all operations and shut down the Company because it is not feasible for the Company to pursue its plan to re-enter the drywall recycling business as described in previous filings.  The decision was based in part on the state of the housing market in the northwest and the amount of drywall scrap available, the overall economy and economic outlook, the lack of capital to build and sustain operations, and the termination of the lease with the Port of Ridgefield for the Company facility.  The facility leased from the Port of Ridgefield is scheduled to be demolished in early 2012 as part of an environmental reclamation project and the lease will be terminated effective March 1, 2012.

As a result, the Company will not have any operations, has no immediate plans to create any operations and will be shut-down.  The Company will cease filing periodic reports with the Securities and Exchange Commission.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRS, Inc.
Dated: February 14, 2012	By:	/s/ Daniel R. Mendes
Daniel R. Mendes President